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                               POWER OF ATTORNEY


KNOWN ALL MEN BY THESE PRESENTS:

      That the undersigned officers and directors of the Wm. Wrigley Jr. Company hereby severally constitute and appoint William
Wrigley, C.F. Allison III and Wm. M. Piet, or any of them singly, our true and lawful attorneys and agents with full power to them and each of them singly, to sign for us in our names in the capacities indicated below the Annual Report on Form 10-K Report of the Wm. Wrigley Jr. Company for the fiscal year ended December 31, 1996, and any and all amendments thereto, to file the same, with all exhibits thereto and documents therewith, with the Securities and Exchange Commission, hereby granting to such attorneys and agents, and each of them, full power of substitution and revocation in the premises, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable the Wm. Wrigley Jr. Company to comply with the provisions of the Securities Exchange Act of 1934, and all regulations of the Securities and Exchange Commission thereunder, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any one of them, to said Form 10-K Report, and any and all amendments thereto, and all that said attorneys and agents, or any of them may do or cause to be done by virtue of these presents.

      IN WITNESS WHEREOF, the undersigned have hereunto executed the Power of Attorney this 5th day of March, 1997.


     /s/ WILLIAM WRIGLEY                /s/ JOHN F. BARD
         William Wrigley                    John F. Bard
    President, Chief Executive          Senior Vice President
        Officer, Director            (Principal Financial Officer)


                          /s/ DUSHAN PETROVICH
                              Dushan Petrovich
                          Vice President-Controller
                       (Principal Accounting Officer)


     /s/ CHARLES F. ALLISON III             /s/ DOUGLAS S. BARRIE
         Charles F. Allison III                 Douglas S. Barrie
                Director                             Director


         /s/ LEE PHILLIP BELL             /s/ ROBERT P. BILLINGSLEY
             Lee Phillip Bell                 Robert P. Billingsley
                Director                            Director


         /s/ THOMAS A. KNOWLTON              /s/ PENNY PRITZKER
             Thomas A. Knowlton                  Penny Pritzker
                Director                            Director


        /s/ RICHARD K. SMUCKER             /s/ WILLIAM WRIGLEY, JR.
            Richard K. Smucker                 William Wrigley, Jr.
                Director                             Director


STATE OF ILLINOIS    )
                     ) SS
COUNTY OF COOK       )

      I, Trevia C. Trice, a Notary Public in and for said County, in the aforesaid State, DO HEREBY CERTIFY that the above-named directors and officers of the Wm. Wrigley Jr. Company, personally known to me to be the same persons whose names are subscribed to the foregoing instruments, appeared before me this day in person, and severally acknowledged that they signed and delivered the said instrument as their free and voluntary act, for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal this 5th day of March, 1997.



                                               /s/ TREVIA C. TRICE
                                                    Notary Public
My Commission Expires:
09/05/00